Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com

Phone: 215-875-0700
Fax: 215-546-7311
Toll Free: 866-875-0700

CONTACT: AT THE COMPANY	AT KCSA PUBLIC RELATIONS WORLDWIDE
Robert McCadden	Lewis Goldberg
EVP and CFO	(Media Relations)
(215) 875-0735	(212) 896-1216

Nurit Yaron
VP, Investor Relations
(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Fourth Quarter and 2006 Annual Results

Philadelphia, PA, February 27, 2007 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and the year ended December 31, 2006.

Financial Results

•

Net income available to common shareholders for the fourth quarter of 2006 was $15.6 million, compared to $16.0 million in the fourth quarter of 2005. On a per diluted share basis, net income was $0.42, compared to $0.43 for the fourth quarter of 2005. For the year ended December 31, 2006, net income available to common shareholders was $14.4 million, compared to $44.0 million in 2005. On a per diluted share basis, net income was $0.37 in 2006, compared to $1.17 in 2005.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties was $84.9 million in the fourth quarter of 2006, compared to $79.0 million in the fourth quarter of 2005, an increase of 7.5%. For the year ended December 31, 2006, NOI was $305.7 million, compared to $288.1 million for 2005, an increase of 6.1%.

•

Funds From Operations (“FFO”) for the fourth quarter of 2006 were $51.1 million, an increase of 11.1%, from $46.0 million in the fourth quarter of 2005. FFO per diluted share was $1.25 in the fourth quarter of 2006, 12.6% above the $1.11 of the year ago quarter. Fourth quarter 2006 FFO includes $5.1 million of gain on sales of non-operating real estate, versus $1.5 million for fourth quarter of 2005. FFO was $148.3 million for the year ended December 31, 2006, or $3.62 per diluted share, compared to $152.8 million, or $3.70 per diluted share for 2005. The FFO per diluted share results for the 2006 year were above the Company’s guidance of $3.55 to $3.60 per diluted share provided in November 2006. FFO for 2006 includes $5.5 million of gain on sales of non-operating real estate, versus $4.5 million in 2005.

PREIT Reports 2006 Results

February 27, 2007

The decrease in net income in the year ended December 31, 2006 from the prior year was due to a $17.2 million increase in depreciation and amortization expense, $9.4 million less in gains on sales of real estate in 2006, and $4.0 million of executive separation expenses. The depreciation and amortization expense in 2006 includes a $7.6 million increase in depreciation and amortization expense from properties acquired during 2005 and $2.8 million of additional depreciation and amortization expense that was recorded in connection with the reclassification of Schuylkill Mall, in Frackville, Pennsylvania, from held-for-sale to continuing operations.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “As we announced this morning, construction is underway at three of our Philadelphia-area malls: Cherry Hill Mall in Cherry Hill, New Jersey, Plymouth Meeting Mall in Plymouth Meeting, Pennsylvania, and Voorhees Town Center in Voorhees, New Jersey. This represents an important milestone in the execution of our plans to raise the quality of our portfolio. Our redevelopment strategy is transforming our portfolio, driving sales growth and tenant demand. We are confident that our well-conceived, multi-year redevelopment program will achieve our portfolio’s potential and maximize returns for our shareholders.”

Retail Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of December 31, 2006:

	Occupancy as of
	December 31, 2006		December 31, 2005
Retail portfolio weighted average:
Total including anchors	87.9	% (1)	92.2%
Excluding anchors	87.2%		88.4%
Enclosed malls weighted average:
Total including anchors	86.8	% (1)	91.4%
Excluding anchors	86.0%		87.0%
Power/strip centers weighted average:	96.3%		97.6%

(1)	Includes three vacant former Strawbridge’s anchor stores acquired during 2006.

	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005
Sales per square foot (1)	$354	$339

(1) Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI increased $1.4 million for the fourth quarter of 2006, an increase of 1.8% from the fourth quarter of 2005. For 2006, same store NOI increased by $1.5 million, or 0.5%, compared to 2005. Same store results represent retail properties that the Company owned for the full periods presented.

PREIT Reports 2006 Results

February 27, 2007

“During 2006, our sales per square foot grew 4.4%, exceeding the industry average as reported by the International Council of Shopping Centers (“ICSC”). Five of our malls generated sales in excess of $450 per square foot in 2006, up from only two at the end of 2005,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “This growth, when combined with the substantial completion of eight mall renovations and redevelopments in 2006, the announcement of the Cherry Hill Mall, Plymouth Meeting Mall, and Voorhees Town Center projects, and a portfolio with average sales in excess of $350 per square foot, presents a compelling platform for national retailers.”

2007 Outlook

For 2007, the Company estimates that net income available to common shareholders per diluted share and FFO per diluted share will be as follows:

Estimates Per Diluted Share	2007
Net income available to common shareholders	$0.61 - $0.71

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, gains on sale of properties, and other	$3.10

Funds From Operations (“FFO”)	$3.71 - $3.81

This guidance assumes the disposition of Schuylkill Mall, which is currently subject to an agreement of sale, in March 2007, and the redemption of the Company’s 11% preferred shares on or about July 31, 2007. The Company anticipates it will record a $6.5 million gain, or $0.16 in net income available to common shareholders per diluted share, as a result of the disposition of Schuylkill Mall. The gain on the sale of this property will not be included in FFO. In addition, the $13.4 million excess of the carrying amount of preferred stock over the redemption price will be added to net income to arrive at net income available to common shareholders and FFO. As a result of the redemption, net income available to common shareholders per diluted share is estimated to increase by $0.36 and FFO per diluted share is estimated to increase by $0.32.

The Company will no longer provide separate guidance for its fiscal quarters, but plans to update its annual guidance on a quarterly basis.

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its fourth quarter and 2006 annual results, market trends and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website at www.preit.com or www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on

PREIT Reports 2006 Results

February 27, 2007

the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 13, 2007 at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Replay PIN Number: 8352361). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers located in the Mid-Atlantic region and eastern half of the United States. As of December 31, 2006, the Company’s portfolio consists of 57 retail properties. The Company has 50 retail operating properties in 13 states, including 39 shopping malls and 11 strip and power centers, and seven properties under development. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”).

FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance

PREIT Reports 2006 Results

February 27, 2007

because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. In particular, there can be no assurance that PREIT or the buyers of Schuylkill Mall will consummate the proposed transaction on the terms described above, or at all, including the satisfaction of conditions to closing. In addition, the successful development or redevelopment of any property is subject to a number of risks, including, among others, that PREIT’s development or redevelopment plans might change, its development or redevelopment activities might be delayed and anticipated project costs might increase. Unanticipated expenses or delays would also adversely affect PREIT’s investment returns on a development or redevelopment project. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in the related press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2005. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

# # #

** Quarterly supplemental financial and operating information **

will be available on the Company’s website at www.preit.com.

PREIT Announces Fourth Quarter 2006 Results

February 27, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET	December 31, 2006	December 31, 2005
(In thousands, except share and per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,909,862	$2,807,575
Construction in progress	216,892	54,245
Land held for development	5,616	5,616

Total investments in real estate	3,132,370	2,867,436
Accumulated depreciation	(306,893)	(220,788)

Net investments in real estate	2,825,477	2,646,648

INVESTMENTS IN PARTNERSHIPS, at equity	38,621	41,536

OTHER ASSETS:
Cash and cash equivalents	15,808	22,848
Rents and other receivables (net of allowance for doubtful accounts of $11,120 and $10,671 at December 31, 2006 and December 31, 2005, respectively)	46,065	46,492
Intangible assets (net of accumulated amortization of $108,585 and $72,308 at December 31, 2006 and December 31, 2005, respectively)	139,117	173,594
Deferred costs and other assets, net	79,120	69,709
Assets held for sale	1,401	17,720

Total assets	$3,145,609	$3,018,547

LIABILITIES:
Mortgage notes payable	$1,572,908	$1,332,066
Debt premium on mortgage notes payable	26,663	40,066
Credit Facility	332,000	342,500
Notes payable	1,148	94,400
Distributions in excess of partnership investments	63,439	13,353
Tenants’ deposits and deferred rents	12,098	13,298
Accrued expenses and other liabilities	93,656	69,435
Liabilities related to assets held for sale	34	18,233

Total liabilities	2,101,946	1,923,351

MINORITY INTEREST:	114,363	118,320

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 36,947,000 shares at December 31, 2006 and 36,521,000 shares at December 31, 2005	36,947	36,521
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at December 31, 2006 and December 31, 2005	25	25
Capital contributed in excess of par	917,322	899,439
Accumulated other comprehensive income	7,893	4,377
(Distributions in excess of net income)/retained earnings	(32,887)	36,514

Total shareholders’ equity	929,300	976,876

Total liabilities, minority interest and shareholders’ equity	$3,145,609	$3,018,547

PREIT Reports 2006 Results

February 27, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS (In thousands, except share and per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net income	$18,973	$19,439	$28,021	$57,629
Adjustments:
Minority interest	2,165	2,440	3,288	7,404
Dividends on preferred shares	(3,403)	(3,403)	(13,613)	(13,613)
Gains on sales of interests in real estate	—	74	—	(5,586)
Gains on sales of discontinued operations	—	(2,422)	(1,414)	(6,158)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	31,651	28,489	124,817	107,940
Unconsolidated partnerships (a)	1,762	1,295	7,017	4,582
Discontinued operations	—	117	144	639

FUNDS FROM OPERATIONS (b)	$51,148	$46,029	$148,260	$152,837

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$1.25	$1.11	$3.62	$3.70

Weighted average number of shares outstanding	36,455	36,210	36,256	36,090
Weighted average effect of full conversion of OP Units	3,960	4,461	4,083	4,580
Effect of common share equivalents	586	615	599	673

Total weighted average shares outstanding, including OP Units	41,001	41,286	40,938	41,343

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)

Includes the non-cash effect of straight-line rents of $740 and $2,918 for the 4th quarter 2006 and 2005, respectively and includes the non-cash effect of straight-line rents of $2,918 and $4,374 for the twelve months ended December 31, 2006 and 2005, respectively.

STATEMENTS OF INCOME (In thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
REVENUE:
Real estate revenues:
Base rent	$79,199	$73,886	$292,263	$274,603
Expense reimbursements	32,736	31,938	133,709	125,552
Percentage rent	4,748	4,459	9,950	10,418
Lease termination revenue	205	587	2,789	1,852
Other real estate revenues	8,448	8,879	21,429	18,691

Total real estate revenues	125,336	119,749	460,140	431,116

Management company revenue	589	571	2,422	2,197
Interest and other income	557	310	2,008	1,048

Total revenue	126,482	120,630	464,570	434,361

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(31,534)	(30,282)	(125,287)	(115,376)
Utilities	(5,776)	(6,023)	(24,510)	(24,116)
Other property expenses	(9,612)	(10,327)	(29,182)	(26,848)

Total property operating expenses	(46,922)	(46,632)	(178,979)	(166,340)

Depreciation and amortization	(32,191)	(28,995)	(127,030)	(109,796)
Other expenses:
General and administrative expenses	(8,711)	(8,016)	(38,528)	(35,615)
Executive separation	—	—	(3,985)	—
Income taxes	(15)	(78)	(398)	(597)

Total other expenses	(8,726)	(8,094)	(42,911)	(36,212)

Interest expense	(24,216)	(21,227)	(97,449)	(83,148)

Total expenses	(112,055)	(104,948)	(446,369)	(395,496)

Income (loss) before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	14,427	15,682	18,201	38,865
Equity in income of partnerships	1,520	2,049	5,595	7,474
Gains (adjustment to gains) on sales of interests in real estate	—	(74)	—	5,586
Gains on sales of non-operating real estate	5,114	1,464	5,495	4,525

Income before minority interest and discontinued operations	21,061	19,121	29,291	56,450
Minority interest	(2,159)	(2,139)	(3,086)	(6,448)

Income from continuing operations	18,902	16,982	26,205	50,002

Discontinued operations:
Operating results from discontinued operations	77	336	604	2,425
Gains on sales of discontinued operations	—	2,422	1,414	6,158
Minority interest	(6)	(301)	(202)	(956)

Income from discontinued operations	71	2,457	1,816	7,627

Net income	18,973	19,439	28,021	57,629
Dividends on preferred shares	(3,403)	(3,403)	(13,613)	(13,613)

Net income available to common shareholders	$15,570	$16,036	$14,408	$44,016

BASIC EARNINGS PER SHARE
From continuing operations	$0.42	$0.37	$0.32	$0.98
From discontinued operations	—	0.07	0.05	0.21

TOTAL BASIC (LOSS) EARNINGS PER SHARE	$0.42	$0.44	$0.37	$1.19

DILUTED EARNINGS PER SHARE
From continuing operations	$0.42	$0.36	$0.32	$0.97
From discontinued operations	—	0.07	0.05	0.20

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$0.42	$0.43	$0.37	$1.17

Weighted average number of shares outstanding (for diluted EPS)	37,041	36,825	36,855	36,762

PREIT Reports 2006 Results

February 27, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
(In thousands)
Net income	$18,973	$19,439	$28,021	$57,629
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	32,191	28,995	127,030	109,796
Unconsolidated partnerships	1,762	1,295	7,017	4,582
Discontinued operations	—	117	144	639
Interest expense
Wholly owned and consolidated partnerships	24,216	21,227	97,449	83,148
Unconsolidated partnerships	3,141	2,131	11,223	8,167
Minority interest	2,165	2,440	3,288	7,404
Gains/adjustment to gains on sales of interests in real estate	—	74	—	(5,586)
Gains on sales of non-operating real estate	(5,114)	(1,464)	(5,495)	(4,525)
Gains on sales of discontinued operations	—	(2,422)	(1,414)	(6,158)
Other expenses	8,726	8,094	38,926	36,212
Executive separation	—	—	3,985	—
Management company revenue	(589)	(571)	(2,422)	(2,197)
Interest and other income	(557)	(310)	(2,008)	(1,048)

Property net operating income	$84,914	$79,045	$305,744	$288,063

Same store retail properties	$79,389	$77,971	$275,421	$273,968
Non-same store properties	5,525	1,074	30,323	14,095

Property net operating income	$84,914	$79,045	$305,744	$288,063

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
(In thousands)
Gross revenues from real estate	$18,382	$16,067	$67,356	$58,764

Expenses:
Property operating expenses	(5,523)	(5,110)	(19,666)	(17,937)
Mortgage interest expense	(6,277)	(4,255)	(22,427)	(16,485)
Depreciation and amortization	(3,399)	(2,460)	(13,537)	(8,756)

Total expenses	(15,199)	(11,825)	(55,630)	(43,178)

Net income from real estate	3,183	4,242	11,726	15,586
Partners’ share	(1,591)	(2,121)	(5,863)	(7,835)

Company’s share	1,592	2,121	5,863	7,751
Amortization of excess investment	(72)	(72)	(268)	(277)

EQUITY IN INCOME OF PARTNERSHIPS	$1,520	$2,049	$5,595	$7,474